Exhibit 99.1

For immediate release
Contact:

Ryan VanWinkle, Investor Relations, 913-661-1528

Scott Brockelmeyer, Media Relations, 913-661-1830

Ferrellgas Partners, L.P.
Reports Record First Quarter Results

Overland Park, KS (December 6, 2007)—Ferrellgas Partners, L.P. (NYSE: FGP), one of the nation’s largest propane distributors, today reported record Adjusted EBITDA and gross profit, as well as a 22% improvement in the seasonal net loss for the first fiscal quarter of 2008 ended October 31.

Adjusted EBITDA rose 18% to a record $23.3 million versus $19.7 million in the year-earlier quarter. Gross profit was also a record, increasing to $131.4 million from $127.1 million in the prior year’s quarter.

The seasonal net loss for the fiscal quarter improved to $22.9 million from $29.5 million in fiscal first quarter of 2007. Due to the seasonal nature of the propane industry, the partnership has historically experienced a net loss during its fiscal first quarter as fixed costs exceed off-season cash flow.

This improved performance reflects the partnership’s continued margin improvement, which offset the impact from unseasonably warm temperatures and customer reaction to historically high wholesale propane costs on propane sales volumes. Fiscal first quarter propane sales were 141 million gallons, compared to 161 million gallons sold in the fiscal first quarter of 2007, with October temperatures 24% warmer than normal and 33% warmer than experienced in October 2006.

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Ferrellgas

“Despite the warm start to the winter heating season, we are very pleased by our strong fiscal first quarter performance, building nicely upon our record fiscal 2007 results,” said Steve Wambold, President and Chief Operating Officer. “We have remained focused on improving both our customer service offering and profitability and believe we are well positioned for this winter heating season.”

Operating expense for the fiscal first quarter was $90.5 million, as compared to $90.0 million and general and administrative expense was $11.8 million, as compared to $11.1 million, each as compared to the first fiscal quarter of 2007. Equipment lease expense for the fiscal first quarter was $6.4 million, down from $6.6 million in the fiscal first quarter of 2007.

The net loss for the fiscal first quarter was positively impacted with the passage in September of an amendment to the newly implemented Michigan Business Tax. The financial impact of this change in state tax law was a reversal of a $2.8 million non-cash charge to earnings previously recognized in the partnership’s fiscal fourth quarter 2007 results.

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., serves more than one million customers in all 50 states, the District of Columbia and Puerto Rico. Ferrellgas employees indirectly own more than 20 million common units of the partnership through an employee stock ownership plan.

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance and expectations. These risks, uncertainties and other factors are discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P. and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2007, and other documents filed from time to time by these entities with the Securities and Exchange Commission.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except unit data)
(unaudited)

ASSETS	October 31, 2007	July 31, 2007
Current Assets:
Cash and cash equivalents	$17,091	$20,685
Accounts and notes receivable, net	124,302	118,320
Inventories	176,571	113,807
Prepaid expenses and other current assets	24,967	16,772

Total Current Assets	342,931	269,584
Property, plant and equipment, net	705,261	720,190
Goodwill	249,212	249,481
Intangible assets, net	240,941	246,283
Other assets, net	20,362	17,865

Total Assets	$1,558,707	$1,503,403

LIABILITIES AND PARTNERS’ CAPITAL

Current Liabilities:
Accounts payable	$75,421	$62,103
Short term borrowings	136,613	57,779
Other current liabilities (a)	122,143	107,199

Total Current Liabilities	334,177	227,081
Long-term debt (a)	1,012,941	1,011,751
Other liabilities	23,184	22,795
Contingencies and commitments	—	—
Minority interest	4,658	5,119
Partners’ Capital:
Common unitholders (62,958,674 and 62,957,674 units outstanding at October 2007 and July 2007, respectively)	238,495	289,075
General partner unitholder (635,946 and 635,936 units outstanding at October 2007 and July 2007, respectively)	(57,665)	(57,154)
Accumulated other comprehensive income	2,917	4,736

Total Partners’ Capital	183,747	236,657

Total Liabilities and Partners’ Capital	$1,558,707	$1,503,403

(a) The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $268 million of 8 3/4% notes, which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED October 31, 2007 AND 2006
(in thousands, except per unit data)
(unaudited)

	Three months ended
	October 31,
	2007	2006
Revenues:
Propane and other gas liquids sales	$358,935	$344,919
Other	35,981	31,494

Total revenues	394,916	376,413
Cost of product sold:
Propane and other gas liquids sales	252,519	234,686
Other	10,960	14,620

Gross profit	131,437	127,107
Operating expense	90,459	90,011
Depreciation and amortization expense	21,365	21,656
General and administrative expense	11,793	11,085
Equipment lease expense	6,351	6,644
Employee stock ownership plan compensation charge	3,174	2,841
Loss on sale of assets and other	2,387	3,003

Operating loss	(4,092)	(8,133)
Interest expense	(22,286)	(22,380)
Interest income	817	970

Loss before income taxes and minority interest	(25,561)	(29,543)
Income tax benefit – current	(311)	(19)
Income tax expense (benefit) – deferred (g)	(2,177)	229
Minority interest (a)	(173)	(240)

Net loss	(22,900)	(29,513)
Net loss available to general partner unitholder	(229)	(295)

Net loss available to common unitholders	$(22,671)	$(29,218)

Basic and diluted net loss available per common unit	$(0.36)	$(0.47)

Weighted average common units outstanding	62,958.7	62,238.5

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended
	October 31,
	2007	2006
Propane gallons	141,145	161,245

Net loss	$(22,900)	$(29,513)
Income tax expense (benefit)	(2,488)	210
Interest expense	22,286	22,380
Depreciation and amortization expense	21,365	21,656
Interest income	(817)	(970)

EBITDA	17,446	13,763
Employee stock ownership plan compensation charge	3,174	2,841
Unit and stock-based compensation charge (b)	450	333
Loss on disposal of assets and other	2,387	3,003
Minority interest	(173)	(240)

Adjusted EBITDA (c)	23,284	19,700
Net cash interest expense (d)	(21,983)	(21,920)
Maintenance capital expenditures (e)	(3,124)	(3,984)
Cash paid for taxes	(1,211)	(1,765)

Distributable cash flow to equity investors (f)	$(3,034)	$(7,969)

(a) Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.

(b) Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. Share-based payment transactions resulted in a non-cash compensation charge of $0.2 million and $0.1 million during the three months ended October 31, 2007 and 2006, respectively. A non-cash compensation charge of $0.3 million and $0.2 million was recorded to general and administrative expense for the three months ended October 31, 2007 and 2006, respectively.

(c) Management considers Adjusted EBITDA to be a chief measurement of the partnership’s overall economic performance and return on invested capital. Adjusted EBITDA is calculated as earnings before interest, income taxes, depreciation and amortization, employee stock ownership plan compensation charge, unit and stock-based compensation charge, loss on disposal of assets and other, minority interest, and other non-cash and non-operating charges. Management believes the presentation of this measure is relevant and useful because it allows investors to view the partnership’s performance in a manner similar to the method management uses, adjusted for items management believes are unusual or non-recurring, and makes it easier to compare its results with other companies that have different financing and capital structures. In addition, management believes this measure is consistent with the manner in which the partnership’s lenders and investors measure its overall performance and liquidity, including its ability to pay quarterly equity distributions, service its long-term debt and other fixed obligations and to fund its capital expenditures and working capital requirements. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(d) Net cash interest expense is the sum of interest expense less non-cash interest expense and interest income. This amount also includes interest expense related to the accounts receivable securitization facility.

(e) Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.

(f) Management considers Distributable cash flow to equity investors a meaningful non-GAAP measure of the partnership’s ability to declare and pay quarterly distributions to common unitholders. Distributable cash flow to equity investors, as management defines it, may not be comparable to distributable cash flow or similarly titled measures used by other corporations and partnerships.

(g) During the fourth quarter of fiscal 2007 the governor of the state of Michigan signed into law a new Michigan Business Tax. The passing of this new tax law caused Ferrellgas to recognize a one time deferred tax expense of $2.8 million during fiscal 2007. During the first quarter of fiscal 2008 a credit for this deferred tax expense was created by a new Michigan tax law. The passing of this new tax law caused Ferrellgas to recognize a one-time deferred tax credit during fiscal 2008.